SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

      Filed by the registrant [X]

      Filed by a party other than the registrant [   ]

      Check the appropriate box:

      [   ]  Preliminary proxy statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [X]  Definitive proxy statement

      [   ]  Definitive additional materials

      [   ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

DTE Energy Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      [X]  No fee required.

      [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

      [   ]  Fee paid previously with preliminary materials.

      [   ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

Anthony F. Earley, Jr.
Chairman and Chief Executive Officer

DTE Energy Company
2000 2nd Ave., Detroit, MI 48226-1279
Tel: 313.235.1000

[DTE ENERGY LOGO]

November 15, 1999

Dear Savings & Investment Plan Participant:

As a participant in The Detroit Energy Company’s Savings & Investment Plan, you own shares of DTE Energy common stock. You are entitled to direct Fidelity Management Trust Company to vote on your behalf at the special meeting of shareholders of DTE Energy Company. Please use the enclosed form to show how you would like Fidelity to vote.

Shareholders will be asked to consider approving the issuance of shares of common stock of DTE Energy Company pursuant to a merger agreement among DTE Energy, MCN Energy Group Inc. and DTE Enterprises, Inc., a wholly owned subsidiary of DTE and approving such other business as may properly come before the special meeting.

The proposal is described in the enclosed Notice of Special Meeting of Shareholders and proxy statement.

DTE Energy’s management believes that the proposed merger offers shareholders the opportunity to benefit from the growth opportunity expected to result from combining the two companies. For a more detailed discussion of the reasons for the merger, see the accompanying materials.

The board of directors of DTE Energy has unanimously approved the terms of the merger agreement and the merger and unanimously recommends you vote FOR the issuance of shares of DTE Energy common stock.

By completing the voting instruction form enclosed, you will be participating in an important decision making process. If you do not complete the form, your shares will not be voted.

Please take the time to review the material provided, complete the form and return it in the enclosed envelope.

Thank you for your continued support.

[ANTHONY F. EARLEY, JR. SIGNATURE]

Anthony F. Earley, Jr.
Chairman of the Board, Chief Executive Officer
and President

Form must be signed and dated on the reverse side.
Please fold and detach card at perforation before mailing

The Trustee is directed to vote as specified below. If you return this form properly signed but do not otherwise specify, your shares will be voted FOR the proposals specified below. If you do not sign and return this form or vote by telephone or internet, the shares credited to your account will not be voted by the Trustee.

1.	To approve the issuance of shares of DTE Energy Company common stock pursuant to the Agreement and Plan of Merger, dated as of October 4, 1999 (as such agreement may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), among DTE Energy Company, MCN Energy Group Inc. and DTE Enterprises, Inc., as more fully described in the accompanying Joint Proxy Statement/Prospectus.	For [ ]	Against [ ]	Abstain [ ]

2.	In its discretion on such other matters related to the foregoing proposal as may properly come before the meeting.

FORM TO BE SIGNED ON THE REVERSE SIDE

Vote by Telephone
Have your voting instruction form available when you call the Tool-Free number 1-800-250-0001 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Internet
Have your voting instruction form available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote by Mail
Please mark, sign and date your voting instruction form and return it in the postage paid envelope provided or return it to: Corporate Election Services, P.O. Box 535600, Pittsburgh, Pennsylvania 15253.

Vote by Telephone Call Toll-Free using a Touch-Tone phone 1-800-250-9081	Vote by Internet Access the Website and cast your vote http://www.votefast.com	Vote by Mail Return your form in the postage-paid envelope provided
Vote 24 hours a day, 7 days a week!
Your telephone and internet vote must be received by 11:59 p.m. eastern daylight time on
December 15, 1999 to be counted in the final tabulation.

Your Control Number is:

Form must be signed and dated below.

Please fold and detach card at perforation before mailing

DTE ENERGY COMPANY	Confidential Voting Instructions
This voting instruction form is sent to you on behalf of the Board of Directors of DTE Energy Company. Please complete this form on the reverse side, sign your name exactly as it appears below, and return it in the enclosed envelope.
I, as a participant in the DTE Energy Company Savings & Investment Plan, hereby direct Fidelity Management Trust Company, as Trustee for the DTE Energy Company Savings & Investment Plan, to vote all of the shares of Common Stock of DTE Energy Company represented by my proportionate interest in the Trust at the Special Meeting of Shareholders of the Company to be held on Monday, December 20, 1999, and at all adjournments thereof, upon the matters set forth on the opposite side and upon such other matters as may come before the meeting.
Only the Trustee can vote your shares and the Trustee only votes shares for which the Trustee has received voting instructions. Your shares cannot be voted in person at the Special Meeting. How you vote these shares is confidential. The Trustee will not disclose how you have instructed the Trustee to vote.

Sign here as name appears to the left.

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other capacity, please state title in full.
Date: , 1999